Artisan Partners Asset Management Inc. Reports Quarter and Year Ended December 31, 2015 Results
Milwaukee, WI – February 9, 2016 – Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the quarter and year ended December 31, 2015.

Commenting on 2015, Eric Colson, Chairman and CEO, said, “We are cautious about commenting on short time periods like one year. Clients don’t entrust us to manage their money for only one year at a time, nor do our portfolio managers make investments with a one-year outlook. Similarly, we don’t make business decisions, or assess our business performance, on a January 1 to December 31 basis. In each of these contexts, long-term performance and decision-making is what matters: Compounding client assets over full market cycles. Building multi-generational investment franchises. Developing investment strategies with strong track records that will be relevant to sophisticated investors for years to come.

“Looking at 2015 through this long-term lens, I am pleased with what we accomplished as a firm. Investment performance was strong across the majority of our strategies and teams. The global products that we’ve launched over the last ten years are delivering impressive and differentiated performance and proving to be attractive to investors and clients worldwide. Our High Income strategy finished its first full calendar year ranked within the top 4% of its peers. We launched our newest strategy, Artisan Developing World, managed by a talented team of investors who joined us early in the year. We also continued to methodically build out our non-U.S. distribution effort, and we further strengthened our operational and technological infrastructure, which should allow us to continue to thoughtfully add teams and strategies that fit within long-term asset allocation trends.

Business Update

“As of December 31, 2015, the five-year average annual returns of 8 of our 12 investments strategies with five-year track records exceeded the returns of the applicable benchmark. Six of those strategies beat their benchmark on average by over 450 basis points per year during the period. Our Global Opportunities and Global Equity strategies, both of which are open to new clients and investors and have considerable additional capacity, beat their benchmarks by an average of over 600 and 550 basis points, respectively, over that period.

“Those returns reflect the high-value added active management style of our investment teams, which develop portfolios that are highly differentiated from indices.  That’s what our clients and investors pay us to do.  However, differentiated investing can also result in significant underperformance for periods of time.  We’ve seen that in the strategies managed by our U.S. Value team. 2015 was another strong year for momentum stocks.  In a momentum environment, it’s not surprising that the U.S. Value team’s portfolios underperformed the broad-based benchmarks, which are influenced to a greater degree by momentum factors due to their market cap weighting.  Fortunately, history tells us that anomalous factor premiums won’t last forever.

“From the outset in 1994, Artisan has been managed with the view that future market volatility and uncertainty are guaranteed.  The firm was designed to generate differentiated investment results and produce a predictable and stable financial environment for investment teams and shareholders, even during volatile and uncertain periods.  In January 2016, our AUM declined from $99.8 billion to $92.1 billion, primarily due to declines in worldwide equity markets.  We have experienced similar declines in the past. Most of our expenses, including the majority of our compensation expense, fluctuate automatically with changes in revenue levels.  The resulting financial outcome provides stability and predictability to our investment teams and shareholders.

“Grounded by our long-term business philosophy and judgment, we will not respond to market volatility or industry uncertainty with product launches that are inconsistent with Who We Are.  Our core competency is high-value added active investment management.  We believe that sophisticated asset allocators will continue to demand high value added actively managed strategies, especially during volatile periods.  We will continue to design and position our strategies to respond to that long-term demand.”

Summary Results
The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$99.8	$97.0	$107.9	$99.8	$107.9
Average	101.4	104.7	106.9	106.5	107.9

Consolidated Financial Results (GAAP)
Revenues	$192.0	$198.4	$206.0	$805.5	$828.7
Operating income	65.7	70.6	77.9	282.4	306.9
Operating margin	34.2%	35.6%	37.8%	35.1%	37.0%
Net income attributable to Artisan Partners Asset Management Inc.	$20.1	$18.4	$21.3	$81.8	$69.6
Basic and diluted earnings (loss) per share	0.47	0.44	0.58	1.86	(0.37)

Adjusted[1] Financial Results
Adjusted operating income	$76.2	$81.1	$90.4	$324.5	$371.7
Adjusted operating margin	39.7%	40.9%	43.9%	40.3%	44.9%
Adjusted EBITDA[2]	$77.5	$82.2	$91.4	$329.4	$375.3
Adjusted net income	46.2	49.2	55.5	197.3	228.9
Adjusted earnings per adjusted share	0.63	0.67	0.76	2.69	3.17

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1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 EBITDA represents earnings before interest, tax, depreciation and amortization expense.

Assets Under Management Increased to $99.8 billion
During the December quarter, our AUM increased to $99.8 billion, an increase of $2.8 billion, or 3.0%, compared to $97.0 billion at September 30, 2015. This increase was a result of $4.8 billion in market appreciation offset by $2.0 billion of net client cash outflows. Client cash outflows for the December quarter included approximately $0.6 billion of Artisan Funds, Inc. annual income and capital gains distributions net of reinvestments. Compared to December 31, 2014, AUM decreased $8.1 billion, or 7.5%, due to $5.9 billion of net client cash outflows and $2.2 billion in market depreciation.
Average AUM for the December quarter of 2015 was $101.4 billion, a decrease of 3.2% compared to average AUM for the September quarter of 2015 of $104.7 billion, and a 5.1% decrease from the average of $106.9 billion for the December quarter of 2014. Average AUM for the year ended December 31, 2015 was $106.5 billion, a decrease of 1.3% compared to average AUM for the year ended December 31, 2014.
December Quarter of 2015 Compared to September Quarter of 2015
GAAP net income was $20.1 million, or $0.47 per basic and diluted share, in the December quarter of 2015 compared to net income of $18.4 million, or $0.44 per basic and diluted share, in the September quarter of 2015. Adjusted net income was $46.2 million, or $0.63 per adjusted share, in the December quarter of 2015 compared to adjusted net income of $49.2 million, or $0.67 per adjusted share, in the September quarter of 2015.

•	Revenues of $192.0 million in the December quarter of 2015 decreased $6.4 million from $198.4 million in the September quarter of 2015 due to lower average AUM.

•
Operating expenses of $126.3 million in the December quarter of 2015 decreased $1.5 million from $127.8 million in the September quarter of 2015 as a result of lower incentive compensation and third-party distribution expenses in the December quarter, both of which fluctuate with revenue and AUM, partially offset by increased technology expenses.

•	GAAP operating margin was 34.2% for the December quarter of 2015 compared to 35.6% for the September quarter of 2015.

•	Adjusted operating margin was 39.7% for the December quarter of 2015 compared to 40.9% for the September quarter of 2015.
December Quarter of 2015 Compared to December Quarter of 2014
GAAP net income was $20.1 million, or $0.47 per basic and diluted share, in the December quarter of 2015 compared to net income of $21.3 million, or $0.58 per basic and diluted share, in the December quarter of 2014. Adjusted net income was $46.2 million, or $0.63 per adjusted share, in the December quarter of 2015 compared to adjusted net income of $55.5 million, or $0.76 per adjusted share, in the December quarter of 2014.

•	Revenues of $192.0 million in the December quarter of 2015 decreased $14.0 million from $206.0 million in the December quarter of 2014 primarily due to lower average AUM.

•
Operating expenses of $126.3 million in the December quarter of 2015 decreased $1.8 million from $128.1 million in the December quarter of 2014 primarily as a result of lower incentive compensation and third-party distribution expenses in the December quarter of 2015, both of which fluctuate with revenue and AUM, and a decrease in pre-offering related equity compensation expense. The decreases were partially offset by increased technology expenses and increased post-IPO equity compensation expense related to the January 2015 equity grant.

•	GAAP operating margin was 34.2% for the December quarter of 2015 compared to a margin of 37.8% in the December quarter of 2014.

•	Adjusted operating margin was 39.7% for the December quarter of 2015 compared to 43.9% for the December quarter of 2014.

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014
GAAP net income was $81.8 million, or $1.86 per basic and diluted share, for the year ended December 31, 2015 compared to net income of $69.6 million, or $0.37 loss per basic and diluted share, for the year ended December 31, 2014. Basic and diluted earnings per share were negatively impacted in the year ended December 31, 2014 by our 2014 purchase of our preferred securities, which reduced net income available to common stockholders. Adjusted net income was $197.3 million, or $2.69 per adjusted share, for the year ended December 31, 2015 compared to adjusted net income of $228.9 million, or $3.17 per adjusted share, for the year ended December 31, 2014.

•
Revenues of $805.5 million for the year ended December 31, 2015 decreased $23.2 million from $828.7 million for the year ended December 31, 2014, primarily due to lower average AUM and a decline in the proportion of our total AUM managed through Artisan Funds which resulted in our weighted average investment management fee rate decreasing from 77 basis points for the year ended December 31, 2014 to 76 basis points for the year ended December 31, 2015.

•
Operating expenses of $523.1 million for the year ended December 31, 2015 increased $1.3 million from $521.8 million for the year ended December 31, 2014 primarily as a result of a $13.3 million increase in post-IPO equity compensation expense related to the July 2014 and January 2015 equity grants, $6.5 million of initial start-up costs associated with the formation of our Developing World team in 2015, and increased technology and other expenses. The increases were partially offset by a $22.6 million decrease in pre-offering related equity compensation expense.

•	GAAP operating margin was 35.1% for the year ended December 31, 2015 compared to 37.0% for the year ended December 31, 2014.

•	Adjusted operating margin was 40.3% for the year ended December 31, 2015 compared to 44.9% for the year ended December 31, 2014.
Capital Management
Cash and cash equivalents were $166.2 million at December 31, 2015 compared to $182.3 million at December 31, 2014. The Company had total borrowings of $200.0 million at December 31, 2015 and December 31, 2014. During the December quarter of 2015, limited partners of Artisan Partners Holdings exchanged 21,571 common units (along with a corresponding number of Class C common shares of Artisan Partners Asset Management Inc.) for 21,571 Class A common shares. The exchanges increased the Company’s public float of Class A common stock by 21,571 shares.
Total stockholders’ equity was $116.6 million at December 31, 2015 compared to $107.5 million at December 31, 2014. The Company had 39.4 million shares of Class A common stock outstanding at December 31, 2015.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.5X at December 31, 2015.

Quarterly and Special Annual Dividend

On January 26, 2016, the Company’s board of directors declared a quarterly dividend of $0.60 per share of Class A common stock and a special annual dividend of $0.40 per share of Class A common stock. Both dividends, a total of $1.00 per share, will be paid on February 29, 2016 to shareholders of record as of the close of business on February 12, 2016. Based on our projections and subject to change, we expect some portion of our 2016 dividend payments to constitute a return of capital for tax purposes.
Subject to board approval each quarter, we currently expect to pay a quarterly dividend of $0.60 per share of Class A common stock. After the end of the year, our board expects to consider paying a special dividend taking into consideration our annual adjusted earnings, business conditions, and the amount of cash we want to retain at that time.

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Conference Call
The Company will host a conference call on February 10, 2016 at 12:30 p.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chairman and Chief Executive Officer, and C.J. Daley, Chief Financial Officer. The call will be webcast and can be accessed via the investor relations section of artisanpartners.com. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers. A replay of the call will be available until February 17, 2016 by dialing 877.344.7529 or 412.317.0088 for international callers. The replay access code is 10078766. In addition, the webcast will be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Artisan Partners brand and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 25, 2015. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

The High Income strategy’s referenced percentile peer ranking for 2015 is based on Lipper ranking information for the investor share class of the U.S. mutual fund managed to the Artisan High Income investment strategy. The fund was ranked 22 out of 657 funds within Lipper’s High Yield Funds category. Lipper rankings are based on total return, are historical and do not represent future results. The number of funds in a category may include multiple share classes of the same fund, which may have a material impact on a fund’s ranking within a category. Lipper, a Thomson Reuters company, is the owner of all trademarks and copyrights relating to Lipper rankings.

None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service.

Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$127.9	$134.7	$141.2	$543.3	$575.4
Separate accounts	63.9	63.6	64.1	260.4	252.3
Performance fees	0.2	0.1	0.7	1.8	1.0
Total revenues	192.0	198.4	206.0	805.5	828.7

Operating expenses
Compensation and benefits	88.9	91.2	88.4	372.2	350.3
Pre-offering related compensation - share-based awards	10.5	10.5	12.5	42.1	64.7
Total compensation and benefits	99.4	101.7	100.9	414.3	415.0
Distribution and marketing	9.6	10.6	12.8	43.6	49.1
Occupancy	3.4	3.1	3.0	12.5	11.3
Communication and technology	7.5	6.4	5.3	25.5	21.0
General and administrative	6.4	6.0	6.1	27.2	25.4
Total operating expenses	126.3	127.8	128.1	523.1	521.8
Operating income	65.7	70.6	77.9	282.4	306.9
Interest expense	(2.9)	(3.0)	(2.9)	(11.7)	(11.6)
Net gain (loss) of Launch Equity	—	—	(2.0)	—	(4.0)
Net loss on the tax receivable agreements	—	(5.8)	—	(12.2)	(4.2)
Net investment income	—	—	0.1	0.4	0.7
Other non-operating income (loss)	—	—	—	—	(0.3)
Total non-operating income (loss)	(2.9)	(8.8)	(4.8)	(23.5)	(19.4)
Income before income taxes	62.8	61.8	73.1	258.9	287.5
Provision for income taxes	13.6	11.6	13.6	46.8	48.8
Net income before noncontrolling interests	49.2	50.2	59.5	212.1	238.7
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	29.1	31.8	40.2	130.3	173.1
Less: Net income (loss) attributable to noncontrolling interests - Launch Equity	—	—	(2.0)	—	(4.0)
Net income attributable to Artisan Partners Asset Management Inc.	$20.1	$18.4	$21.3	$81.8	$69.6

Basic and diluted earnings (loss) per share - Class A common shares	$0.47	$0.44	$0.58	$1.86	$(0.37)

Average shares outstanding
Class A common shares	36.7	36.4	31.5	35.4	27.5
Unvested restricted share-based awards	2.8	3.0	2.7	3.1	2.1
Convertible preferred shares	—	—	—	—	0.4
Total average shares outstanding	39.5	39.4	34.2	38.5	30.0

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$20.1	$18.4	$21.3	$81.8	$69.6
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	29.1	31.8	40.2	130.3	173.1
Add back: Provision for income taxes	13.6	11.6	13.6	46.8	48.8
Add back: Pre-offering related compensation - share-based awards	10.5	10.5	12.5	42.1	64.7
Add back: Offering related proxy expense	—	—	—	—	0.1
Add back: Net loss on the tax receivable agreements	—	5.8	—	12.2	4.2
Less: Adjusted provision for income taxes	27.1	28.9	32.1	115.9	131.6
Adjusted net income (Non-GAAP)	$46.2	$49.2	$55.5	$197.3	$228.9

Average shares outstanding
Class A common shares	36.7	36.4	31.5	35.4	27.5

Assumed vesting, conversion or exchange of:
Unvested restricted share-based awards	2.8	3.0	2.7	3.1	2.1
Convertible preferred shares outstanding	—	—	—	—	0.4
Artisan Partners Holdings LP units outstanding (non-controlling interest)	34.0	34.1	38.7	35.0	42.2
Adjusted shares	73.5	73.5	72.9	73.5	72.2

Adjusted net income per adjusted share (Non-GAAP)	$0.63	$0.67	$0.76	$2.69	$3.17

Operating income (GAAP)	$65.7	$70.6	$77.9	$282.4	$306.9
Add back: Pre-offering related compensation - share-based awards	10.5	10.5	12.5	42.1	64.7
Add back: Offering related proxy expense	—	—	—	—	0.1
Adjusted operating income (Non-GAAP)	$76.2	$81.1	$90.4	$324.5	$371.7

Adjusted operating margin (Non-GAAP)	39.7%	40.9%	43.9%	40.3%	44.9%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$20.1	$18.4	$21.3	$81.8	$69.6
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	29.1	31.8	40.2	130.3	173.1
Add back: Pre-offering related compensation - share-based awards	10.5	10.5	12.5	42.1	64.7
Add back: Offering related proxy expense	—	—	—	—	0.1
Add back: Net loss on the tax receivable agreements	—	5.8	—	12.2	4.2
Add back: Interest expense	2.9	3.0	2.9	11.7	11.6
Add back: Provision for income taxes	13.6	11.6	13.6	46.8	48.8
Add back: Depreciation and amortization	1.3	1.1	0.9	4.5	3.2
Adjusted EBITDA (Non-GAAP)	$77.5	$82.2	$91.4	$329.4	$375.3

The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation, (2) offering related proxy expense and (3) net gain (loss) on the tax receivable agreements. These adjustments also remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation, (2) offering related proxy expense, and (3) net gain (loss) on the tax receivable agreements. Adjusted net income also reflects income taxes assuming the vesting of all unvested share-based awards of Class A common stock and as if all outstanding limited partnership units of Artisan Partners Holdings and all shares of the Company’s convertible preferred stock had been exchanged for or converted into Class A common stock of the Company on a one-for-one basis. Assuming full vesting, exchange and conversion, all income of Artisan Partners Holdings is treated as if it were allocated to the Company, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated adjusted effective tax rate was 37.0% and 36.5% for the 2015 and 2014 periods, respectively.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested share-based awards of Class A common stock, the exchange of all outstanding limited partnership units of Artisan Partners Holdings and the conversion of all outstanding shares of the Company’s convertible preferred stock for or into Class A common stock of the Company on a one-for-one basis.

•	Adjusted operating income represents the operating income of the consolidated company excluding offering related proxy expense and pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.

•
Adjusted EBITDA represents income before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income attributable to non-controlling interests, offering related proxy expense, pre-offering related compensation, and net gain (loss) on the tax receivable agreements

Pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before the Company’s initial public offering, which closed on March 12, 2013.

Offering related proxy expense represents costs incurred as a result of the change of control (for purposes of the Investment Company Act and Investment Advisers Act) which occurred on March 12, 2014. We incurred costs through the first quarter of 2014 to solicit the necessary approvals and consents from the boards and shareholders of the mutual funds that we advise or sub-advise and from our separate accounts clients, which were necessary because of the change of control.

Net gain (loss) on tax receivable agreements represents the income or expense associated with the amounts payable under the tax receivable agreements entered into in connection with the Company’s initial public offering and related reorganization.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	December 31,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$166.2	$182.3
Accounts receivable	60.1	69.4
Investment securities	10.3	6.7
Deferred tax assets	678.5	562.4
Other	31.4	28.7
Total assets	$946.5	$849.5

Liabilities and equity
Accounts payable, accrued expenses, and other	$40.8	$52.8
Borrowings	200.0	200.0
Amounts payable under tax receivable agreements	589.1	489.2
Total liabilities	829.9	742.0

Total equity	116.6	107.5
Total liabilities and equity	$946.5	$849.5

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2015	2015	2014	2015	2014

Beginning assets under management	$96,968	$109,174	$106,246	(11.2)%	(8.7)%
Gross client cash inflows	4,878	4,179	5,542	16.7%	(12.0)%
Gross client cash outflows	(6,892)	(5,481)	(6,080)	(25.7)%	(13.4)%
Net client cash flows	(2,014)	(1,302)	(538)	(54.7)%	(274.3)%
Market appreciation (depreciation)	4,894	(10,904)	2,170	144.9%	125.5%
Net transfers[1]	—	—	37	—%	(100.0)%
Ending assets under management	$99,848	$96,968	$107,915	3.0%	(7.5)%
Average assets under management	$101,424	$104,723	$106,889	(3.2)%	(5.1)%

	For the Years Ended			% Change from
	December 31,	December 31,		December 31,
	2015	2014		2014

Beginning assets under management	$107,915	$105,477		2.3%
Gross client cash inflows	18,577	22,953		(19.1)%
Gross client cash outflows	(24,425)	(22,165)		(10.2)%
Net client cash flows	(5,848)	788		(842.1)%
Market appreciation (depreciation)	(2,219)	1,650		(234.5)%
Net transfers[1]	—	—		N/M
Ending assets under management	$99,848	$107,915		(7.5)%
Average assets under management	$106,484	$107,865		(1.3)%

______________________________________
1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team								By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
December 31, 2015
Beginning assets under management	$30,280	$11,799	$23,737	$29,589	$533	$912	$118	$96,968	$53,371	$43,597	$96,968
Gross client cash inflows	1,864	454	1,200	823	4	274	259	4,878	3,576	1,302	4,878
Gross client cash outflows	(1,966)	(2,007)	(1,289)	(1,434)	(2)	(187)	(7)	(6,892)	(5,977)	(915)	(6,892)
Net client cash flows	(102)	(1,553)	(89)	(611)	2	87	252	(2,014)	(2,401)	387	(2,014)
Market appreciation (depreciation)	2,256	123	1,281	1,204	36	(10)	4	4,894	2,613	2,281	4,894
Net Transfers[1]	—	—	—	—	—	—	—	—	(57)	57	—
Ending assets under management	$32,434	$10,369	$24,929	$30,182	$571	$989	$374	$99,848	$53,526	$46,322	$99,848
Average assets under management	$32,329	$11,571	$24,902	$30,816	$584	$972	$250	$101,424	$55,020	$46,404	$101,424

September 30, 2015
Beginning assets under management	$34,625	$14,889	$25,706	$32,595	$623	$726	$10	$109,174	$60,271	$48,903	$109,174
Gross client cash inflows	1,663	353	1,260	488	34	262	119	4,179	3,370	809	4,179
Gross client cash outflows	(1,469)	(1,989)	(1,147)	(812)	(7)	(56)	(1)	(5,481)	(4,038)	(1,443)	(5,481)
Net client cash flows	194	(1,636)	113	(324)	27	206	118	(1,302)	(668)	(634)	(1,302)
Market appreciation (depreciation)	(4,539)	(1,454)	(2,082)	(2,682)	(117)	(20)	(10)	(10,904)	(6,178)	(4,726)	(10,904)
Net transfers[1]	—	—	—	—	—	—	—	—	(54)	54	—
Ending assets under management	$30,280	$11,799	$23,737	$29,589	$533	$912	118	$96,968	$53,371	$43,597	$96,968
Average assets under management	$33,096	$13,333	$25,339	$31,513	$573	$813	56	$104,723	$57,674	$47,049	$104,723

December 31, 2014
Beginning assets under management	$30,301	$19,546	$22,887	$32,023	$984	$505	$—	$106,246	$60,967	$45,279	$106,246
Gross client cash inflows	2,113	465	1,929	918	2	115	—	5,542	3,344	2,198	5,542
Gross client cash outflows	(1,274)	(2,170)	(1,446)	(985)	(150)	(55)	—	(6,080)	(4,924)	(1,156)	(6,080)
Net client cash flows	839	(1,705)	483	(67)	(148)	60	—	(538)	(1,580)	1,042	(538)
Market appreciation (depreciation)	312	271	1,129	488	(30)	—	—	2,170	1,127	1,043	2,170
Net transfers[1]	—	—	—	37	—	—	—	37	(258)	295	37
Ending assets under management	$31,452	$18,112	$24,499	$32,481	$806	$565	$—	$107,915	$60,256	$47,659	$107,915
Average assets under management	$30,798	$18,778	$23,865	$32,043	$869	$536	$—	$106,889	$60,377	$46,512	$106,889

______________________________________
1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 6

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Years Ended	By Investment Team								By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
December 31, 2015
Beginning assets under management	$31,452	$18,112	$24,499	$32,481	$806	$565	$—	$107,915	$60,257	$47,658	$107,915
Gross client cash inflows	7,697	2,117	4,809	2,760	42	764	388	18,577	13,942	4,635	18,577
Gross client cash outflows	(5,630)	(8,574)	(5,294)	(4,379)	(205)	(335)	(8)	(24,425)	(18,864)	(5,561)	(24,425)
Net client cash flows	2,067	(6,457)	(485)	(1,619)	(163)	429	380	(5,848)	(4,922)	(926)	(5,848)
Market appreciation (depreciation)	(1,085)	(1,286)	915	(680)	(72)	(5)	(6)	(2,219)	(1,494)	(725)	(2,219)
Net transfers[1]	—	—	—	—	—	—	—	—	(315)	315	—
Ending assets under management	$32,434	$10,369	$24,929	$30,182	$571	$989	$374	$99,848	$53,526	$46,322	$99,848
Average assets under management[2]	$33,262	$14,511	$25,204	$32,015	$641	$775	$153	$106,484	$58,671	$47,813	$106,484

December 31, 2014
Beginning assets under management	$27,317	$23,024	$22,433	$30,957	$1,746	—	$—	$105,477	$59,881	$45,596	$105,477
Gross client cash inflows	9,185	3,003	5,912	4,177	21	655	—	22,953	15,800	7,153	22,953
Gross client cash outflows	(4,908)	(8,013)	(4,883)	(3,351)	(917)	(93)	—	(22,165)	(15,365)	(6,800)	(22,165)
Net client cash flows	4,277	(5,010)	1,029	826	(896)	562	—	788	435	353	788
Market appreciation (depreciation)	(142)	98	990	745	(44)	3	—	1,650	573	1,077	1,650
Net transfers[1]	—	—	47	(47)	—	—	—	—	(632)	632	—
Ending assets under management	$31,452	$18,112	$24,499	$32,481	$806	$565	$—	$107,915	$60,257	$47,658	$107,915
Average assets under management[3]	$29,817	$20,881	$23,201	$32,467	$1,199	$381	$—	$107,865	$61,819	$46,046	$107,865

______________________________________
1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.
2 For the Developing World team, average assets under management is for the period between June 29, 2015, when the team’s investment strategy began operations, and December 31, 2015.
3For the Credit team, average assets under management is for the period between March 19, 2014, when the team's investment strategy began operations, and December 31, 2014.

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of December 31, 2015
(unaudited)

	Inception	Strategy AUM	Average Annual Total Returns (Gross)					Average Annual Value-Added[2] Since Inception (bps)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team
Non-U.S. Growth Strategy	1/1/1996	$30,187	(2.83)%	7.70%	8.13%	6.37%	10.60%	618
MSCI EAFE Index			(0.81)%	5.01%	3.60%	3.03%	4.42%
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$1,323	12.63%	9.94%	9.24%	9.39%	14.54%	448
MSCI EAFE Small Cap Index			9.59%	10.44%	6.32%	4.55%	10.06%
Global Equity Strategy	4/1/2010	$786	2.18%	11.91%	11.65%	N/A	12.44%	554
MSCI All Country World Index			(2.36)%	7.69%	6.08%	N/A	6.90%
Global Small-Cap Equity Strategy	7/1/2013	$138	7.72%	N/A	N/A	N/A	6.37%	(88)
MSCI All Country World Small Cap Index			(1.04)%	N/A	N/A	N/A	7.25%

U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$7,959	(8.77)%	8.80%	9.34%	8.32%	12.92%	404
Russell® Midcap Index			(2.44)%	14.18%	11.43%	7.99%	8.88%
Russell® Midcap Value Index			(4.78)%	13.40%	11.24%	7.60%	9.46%
U.S. Small-Cap Value Strategy	6/1/1997	$854	(11.24)%	2.32%	2.47%	5.34%	10.60%	315
Russell® 2000 Index			(4.41)%	11.65%	9.18%	6.80%	7.45%
Russell® 2000 Value Index			(7.47)%	9.06%	7.67%	5.57%	8.34%
Value Equity Strategy	7/1/2005	$1,556	(8.30)%	7.20%	8.52%	5.96%	6.45%	(119)
Russell® 1000 Index			0.92%	15.01%	12.44%	7.40%	7.64%
Russell® 1000 Value Index			(3.83)%	13.08%	11.27%	6.15%	6.36%

Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$15,103	3.44%	15.44%	13.03%	11.11%	15.55%	560
Russell® Midcap Index			(2.44)%	14.18%	11.43%	7.99%	9.96%
Russell® Midcap Growth Index			(0.20)%	14.88%	11.53%	8.16%	8.59%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,270	1.61%	13.85%	13.76%	8.18%	9.94%	115
Russell® 2000 Index			(4.41)%	11.65%	9.18%	6.80%	8.79%
Russell® 2000 Growth Index			(1.38)%	14.28%	10.67%	7.95%	7.18%
Global Opportunities Strategy	2/1/2007	$7,556	9.12%	12.61%	12.11%	N/A	9.42%	641
MSCI All Country World Index			(2.36)%	7.69%	6.08%	N/A	3.01%

Global Value Team
Non-U.S. Value Strategy	7/1/2002	$16,257	(0.64)%	9.96%	9.09%	9.25%	12.67%	673
MSCI EAFE Index			(0.81)%	5.01%	3.60%	3.03%	5.93%
Global Value Strategy	7/1/2007	$13,925	(1.83)%	11.70%	11.66%	N/A	7.64%	550
MSCI All Country World Index			(2.36)%	7.69%	6.08%	N/A	2.14%

Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$571	(10.95)%	(5.56)%	(6.26)%	N/A	2.82%	(23)
MSCI Emerging Markets Index			(14.92)%	(6.76)%	(4.80)%	N/A	3.05%

Credit Team
High Income Strategy	4/1/2014	$989	2.02%	N/A	N/A	N/A	2.59%	553
BofA Merrill Lynch High Yield Master II Index			(4.64)%	N/A	N/A	N/A	(2.94)%

Developing World Team
Developing World Strategy	7/1/2015	$374	N/A	N/A	N/A	N/A	(11.75)%	560
MSCI Emerging Markets Index			N/A	N/A	N/A	N/A	(17.35)%

Total Assets Under Management		$99,848
_______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed socially based restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 8% of our assets under management at December 31, 2015 are maintained in separate composites, which are not presented in these materials). Returns for periods of one year or less are not annualized.
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy. Returns for periods of one year or less are not annualized. The Artisan High Income Strategy may hold loans and other security types that may not be included in the BofA Merrill Lynch High Yield Master II Index. At times, this causes material differences in relative performance.